UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2018

Roan Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51719	83-1984112
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14701 Hertz Quail Springs Pkwy

Oklahoma City, OK 73134

(Address of Principal Executive Offices)

(405) 896-8050

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Pursuant to the registration rights agreement (the “Registration Rights Agreement”), dated September 24, 2018, by and among Roan Resources, Inc. (the “Company”) and each of the parties listed on the signature page thereto, the Company is required to file a shelf registration statement (the “Shelf Registration Statement”) to register the shares of Class A common stock, par value $0.001 per share, of the Company held by the parties to the Registration Rights Agreement. In connection with the filing of the Shelf Registration Statement, the Company is disclosing under this Item 7.01 of this Current Report on Form 8-K the information included in the section entitled “Prospectus Summary” of the Shelf Registration Statement, which is available on the Securities and Exchange Commission website, and is incorporated herein by reference to this Item 7.01 of this Current Report on Form 8-K to satisfy the Company’s public disclosure requirements under Regulation FD. Any capitalized terms used but not defined in the “Prospectus Summary” shall have the meanings ascribed to them elsewhere in the Shelf Registration Statement and as used in the “Prospectus Summary” are incorporated herein by reference to this Item 7.01 of this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROAN RESOURCES, INC.

Date: October 23, 2018	By:	/s/ David Treadwell
Name: David Treadwell
Title: General Counsel and Corporate Secretary

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